Certified Public Accountants

America Counts on CPAsTM

October 8, 2012

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC  20549-7561

We   have   read   the   statements   included   in   Item   4.01   of   Form   8-K   dated   October   8,   2012,   of   LYFE

Communications,   Inc.   (the   “Registrant”),   filed   with   the   Securities   and   Exchange   Commission   and   are   in

agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/S/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Gateway 5 • 178 S Rio Grande Street, Suite 200 • Salt Lake City, Utah 84101 • (801) 269-1818 • Fax (801) 266-3481 • www.mmacpa.com